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                                                                    EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors


CBS Radio, Inc.



We consent to the use of our report dated November 2, 1998, related to CBS Radio, Inc. (formerly known as American Radio Systems Corporation) and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                 /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
November 8, 1998